Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included in the Proxy Statement.

PSAC is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of PSAC and FF adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of PSAC was derived from the unaudited condensed financial statements of PSAC as of March 31, 2021 and for the three months ended March 31, 2021 and the period from February 11, 2020 (Inception) through March 31, 2020, and from the audited financial statements of PSAC as of December 31, 2020 and for the period from February 11, 2020 (inception) through December 31, 2020, incorporated by reference into this Form 8-K from the Proxy Statement. The historical financial information of FF was derived from the unaudited condensed consolidated financial statements of FF as of March 31, 2021 and for the three months ended March 31, 2021 and 2020, and from the audited consolidated financial statements of FF as of December 31, 2020 and for the years ended December 31, 2020 and 2019, incorporated by reference into this Form 8-K from the Proxy Statement. This information should be read together with PSAC’s and FF’s unaudited condensed financial statements and audited financial statements and related notes, the sections titled “PSAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “FF’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference into this Form 8-K from the Proxy Statement.

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, PSAC will be treated as the “accounting acquiree” and FF as the “accounting acquirer” for financial reporting purposes. FF was determined to be the accounting acquirer primarily because FF stakeholders will collectively own a majority of the outstanding shares of the combined company as of the closing of the merger (67.2% after redemptions of public stockholders of PSAC, see the pro forma common shares table below), FF management have nominated seven of the nine board of directors as of the closing of the merger, and FF’s management will continue to manage the combined company. Additionally, FF’s business will comprise the ongoing operations of the combined company immediately following the consummation of the Business Combination. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of FF issuing shares for the net assets of PSAC, followed by a recapitalization. Accordingly, the consolidated assets, liabilities, and results of operations of FF will become the historical financial statements of New FF, and PSAC’s assets, liabilities and results of operations will be consolidated with FF beginning on the acquisition date.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination and related transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination and related transactions as if they had occurred on January 1, 2020. FF and PSAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information. New FF will incur additional costs after the Business Combination in order to satisfy its obligations as an SEC-reporting public company.

The Business Combination and Related Transactions

The aggregate merger consideration for the Business Combination will be $2,286.0 million, payable in the form of shares of PSAC’s common stock valued at $10.00 per share, as well as contingent consideration of up to 25,000,000 additional shares of Class A common stock in the aggregate in two equal tranches upon the occurrence of each Earnout Triggering Event (the “Earnout Shares”):

●	The minimum earnout of 12,500,000 additional shares is triggered if the surviving company common stock VWAP is greater than $13.50 for any period of twenty (20) trading days out of thirty (30) consecutive trading days (the “Minimum Target Shares”);

●	The maximum earnout of an additional 12,500,000 additional shares is triggered if the surviving company common stock VWAP is greater than $15.50 for any period of twenty (20) trading days out of thirty (30) consecutive trading days, (the “Maximum Target Shares”) plus the Minimum Target Shares, if not previously issued

The Earnout Shares will be recognized at fair value upon the closing of the Business Combination and classified in stockholders’ equity. Because the Business Combination is accounted for as a reverse recapitalization, the issuance of the Earnout Shares will be treated as a deemed dividend and since FF does not have retained earnings, the issuance will be recorded within additional-paid-in-capital (“APIC”) and have a net nil impact on APIC. FF determined the fair value of the Earnout Shares to be approximately $268.7 million based on a valuation using a Monte Carlo simulation with key inputs and assumptions such as stock price, term, dividend yield, risk-free rate, and volatility. The fair value of the Earnout Shares are subject to change as additional information becomes available and additional analyses are performed over the fair value upon the closing of the Business Combination and such changes in fair value could be different from the preliminary estimated fair value. The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Closing, PSAC, Merger Sub and FF shall cause Merger Sub to be merged with and into FF (the “Merger”), with FF continuing as the surviving company under the Companies Act (which is sometimes hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”) following the Merger, being a wholly-owned subsidiary of Acquiror and the separate corporate existence of Merger Sub shall cease. The Merger shall be consummated in accordance with the Merger Agreement and the Companies Act. The pro forma adjustments giving effect to the Business Combination and related transactions are summarized below, and are discussed further in the footnotes to these unaudited pro forma condensed combined financial statements:

●	the merger of Merger Sub, a wholly-owned subsidiary of PSAC, with and into FF, with FF continuing as the surviving company;

●	the consummation of the Business Combination and reclassification of cash held in PSAC’s trust account to cash and cash equivalents, net of redemptions (see below);

●	the consummation of the Private Placement;

●	the repayment of FF liabilities and the conversion of certain FF liabilities to equity;

●	the conversion of the Redeemable Preference Shares and Class B Preferred Shares (“FF Preferred Stock”) to permanent equity;

●	the accounting for transaction costs incurred by both PSAC and FF; and

●	the issuance of equity awards to FF employees.

The unaudited pro forma condensed combined financial information also reflects the redemption into cash of PSAC’s common stock by public stockholders of PSAC who elected to exercise their redemption rights for a total of 20,600 shares and an aggregate payment of $0.2 million.

The existing FF stakeholders will hold 217,954,597 of the Class A and Class B public shares immediately after the Business Combination, which approximates a 67.2% ownership level. The following summarizes the pro forma common shares outstanding (excluding the potential dilutive effect of warrants and the Earnout Shares as further described in Note 4):

	Class A Shares	Class B Shares	%
Stockholders
Former FF stakeholders	153,954,009	64,000,588	67.2%
Private Shares(1)	6,618,943	—	2.0%
Riverside Management Group (RMG) Fee(2)	690,000	—	0.2%
PSAC public stockholders	22,956,968	—	7.1%
Private Placement	76,140,000	—	23.5%
Total shares of FF common stock outstanding at closing of the Transaction	260,359,920	64,000,588	100.0%

(1)	PSAC equity known as the Founder’s Shares and the private units, which include Representative Shares and Private Placement Units issued by PSAC.
(2)	Equity issued to RMG in exchange for services as financial partner and advisor to PSAC; but excludes the shares being issued to RMG of which an equal amount of shares of the Sponsor are being forfeited.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of PSAC and FF. The unaudited pro forma adjustments are based on information currently available, assumptions, and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

(in thousands, except share data)

	As of March 31, 2021				As of March 31, 2021
	FF (Historical)	Property Solutions Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$47,525	$220	$229,781	3A	$703,425
			761,400	3D
			(219,228)	3E
			(56,061)	3I
			(24,840)	3I
			(1,900)	3J
			(33,266)	3F
			(206)	3B
Restricted cash	5,721	—			5,721
Deposits	7,854	—			7,854
Prepaid expenses and other current assets	6,680	158			6,838
Total current assets	67,780	378	655,680		723,838
Property and equipment, net	286,919	—	(170)	3F	286,749
Cash and marketable securities held in Trust Account	—	229,781	(229,781)	3A	—
Other non-current assets	11,070	—	(6,939)	3I	4,131
Total assets	$365,769	$230,159	$418,790		$1,014,718
Liabilities and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$80,123	$—	$(70,553)	3E	$7,255
			(2,315)	3F
Accrued expenses and other current liabilities	51,002	1,992	(39,373)	3E	11,721
			(1,900)	3J
Related party accrued interest	87,508	—	(10,484)	3E	1,136
			(75,888)	3F
Accrued interest	45,256	—	(44,630)	3F	626
Related party notes payable	298,667	500	(37,308)	3E	5,024
			(257,270)	3F
			386	3F
			49	3F
Notes payable, current portion	285,559	—	(61,510)	3E	66,073
			(158,120)	3F
			144	3F
Vendor payables in trust	110,797	—	(76,421)	3F	264
			(33,266)	3F
			(170)	3F
			(676)	3F
Total current liabilities	958,912	2,492	(869,305)		92,099
Capital leases, less current portion	36,023	—			36,023
Other liability, less current portion	6,000	—			6,000
Notes payable, less current portion	9,168	—			9,168
Warrant Liability		1,593			1,593
Total liabilities	$1,010,103	$4,085	$(869,305)		$144,883
Commitments and contingencies (Note 11)
Redeemable convertible preferred stock, $0.00001 par value; 470,588,235 shares authorized, issued and outstanding as of March 31, 2021; redemption amount of $800,000 as of March 31, 2021	724,823	—	(724,823)	3G	—

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET — (Continued)

(in thousands, except share data)

	As of March 31, 2021				As of March 31, 2021
	FF (Historical)	Property Solutions Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Class B convertible preferred stock, $0.00001 par value; 600,000,000 shares authorized, 452,941,177 issued and outstanding as of March 31, 2021; redemption amount of $1,106,988 as of March 31, 2021	697,643	—	(697,643)	3G	—
Common stock subject to possible redemption, 22,103,036 shares at redemption value	—	221,073	(221,073)	3C	—
Stockholders’ (deficit) equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—			—
Class A Common stock, $0.0001 par value; 750,000,000 shares authorized		1	2	3C	9
			4	3F
			1	3H
			1	3G

Class B Common stock, $0.0001 par value; 10,000,000 shares authorized	—	—	1	3F	1
Class A ordinary stock, $0.00001 par value; 400,000,000 shares authorized; 50,113,600 shares issued and outstanding as of March 31, 2021	—	—			—
Class B ordinary stock, $0.00001 par value; 180,000,000 shares authorized; 150,052,834 shares issued and outstanding as of March 31, 2021	1	—	(1)	3H	—
			—	3G
Additional paid-in capital	405,329	9,402	724,822	3G	3,445,304
			697,643	3G
			221,071	3C
			(4,402)	3H
			761,400	3D
			(63,000)	3I
			614,639	3F
			6,900	3K
			16,136	3L
			55,571	3M
			(206)	3B
Accumulated other comprehensive loss	(5,466)	—			(5,466)
Accumulated deficit	(2,466,664)	(4,402)	4,402	3H	(2,570,013)
			(24,840)	3I
			(49)	3F
			(16,136)	3L
			(6,900)	3K
			146	3F
			(55,571)	3M

Total stockholders’ (deficit) equity	(2,066,800)	5,001	2,931,634		869,835
Total liabilities, preferred stock, and stockholders’ (deficit) equity	365,769	230,159	418,790		1,014,718

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2021			Three Months Ended March 31, 2021
	FF (Historical)	Property Solutions Acquisition Corp. (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating costs	$—	$885	$—		$885
Research and development	6,721				6,721
Sales and marketing	1,682				1,682
General and administrative	10,993	—	—		10,993
Loss on disposal of property and equipment	—	—
Total operating expenses	19,396	885	—		20,281
Loss from operations	(19,396)	(885)			(20,281)
Change in fair value measurement of related party notes payable, notes payable, and warrant liabilities	(25,182)	—	25,182	3GG	—
Change in fair value measurement of The9 Conditional Obligation	(1,735)	—	1,735	3HH	—
Change in fair value of warrants	—	(963)			(963)
Transaction costs	—	—
Other expense, net	(283)	—	754	3JJ	471
Interest earned on marketable securities held in Trust Account	—	31	(31)	3AA	—
Unrealized gain on marketable securities held in Trust Account	—	—	—	3AA	—
Related party interest expense	(9,070)	—	7,903	3BB	(1,167)
Interest expense	(19,856)	—	14,322	3BB	(5,534)
Loss before income taxes	(75,522)	(1,817)	49,865		(27,474)
Income tax provision	(3)	—	—	3DD	(3)
Net loss	$(75,525)	$(1,817)	$49,865		$(27,477)

Basic and diluted net loss per share, Common stock subject to possible redemption		$—
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption		22,103,036
Net loss per share of common stock – basic and diluted		$(0.25)
Weighted average shares of common stock outstanding – basic and diluted		7,227,474
Net loss per share – Class A and Class B – basic and diluted	$(0.38)				$(0.08)
Weighted average shares outstanding – Class A and Class B – basic and diluted	198,359,348		126,001,160	4	324,360,508

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS — (Continued)

(in thousands, except share and per share data)

	Year Ended December 31, 2020	Period From February 11, 2020 (Inception) Through December 31, 2020			Year Ended December 31, 2020
	FF (Historical)	Property Solutions Acquisition Corp. (Historical Restated)	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Operating costs	$—	$2,218	$—		$2,218
Research and development	20,186				20,186
Sales and marketing	3,672				3,672
General and administrative	41,071	—	24,840	3CC	88,947
			6,900	3EE
			16,136	3FF
Loss on disposal of property and equipment	10				10
Total operating expenses	64,939	2,218	47,876		115,033
Loss from operations	(64,939)	(2,218)	(47,876)		(115,033)
Change in fair value measurement of related party notes payable and notes payable	(8,948)	—	8,948	3GG	—
Change in fair value measurement of The9 Conditional Obligation	3,872		(3,872)	3HH	—
Gain (loss) on extinguishment of related party notes payable, notes payable and vendor payables in trust, net	2,107		(55,961)	3II	(53,854)
Change in fair value of warrants		(476)			(476)
Other expense, net	(5,455)	—	4,055	3JJ	(1,400)
Interest earned on marketable securities held in Trust Account	—	100	(100)	3AA	—
Unrealized gain on marketable securities held in Trust Account	—	9	(9)	3AA	—
Related party interest expense	(38,995)	—	38,625	3BB	(370)
Interest expense	(34,724)	—	28,044	3BB	(6,680)
Loss before income taxes	(147,082)	(2,585)	(28,146)		(177,813)
Income tax provision	(3)	—	—	3DD	(3)
Net loss	$(147,085)	$(2,585)	$(28,146)		$(177,816)

Basic and diluted net loss per share, Common stock subject to possible redemption		$—
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption		21,779,604
Net loss per share of common stock – basic and diluted		$(0.40)
Weighted average shares of common stock outstanding – basic and diluted		6,452,794
Net loss per share – Class A and Class B – basic and diluted	$(2.99)				$(0.55)
Weighted average shares outstanding – Class A and Class B – basic and diluted	49,261,411		275,099,097	4	324,360,508

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except share and per share data)

NOTE 1 — BASIS OF PRESENTATION

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, PSAC will be treated as the “accounting acquiree” and FF as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of FF issuing shares for the net assets of PSAC, followed by a recapitalization. The net assets of PSAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of FF.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 assumes that the Business Combination and related transactions occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis that FF is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and related transactions are based on certain currently available information and certain assumptions and methodologies that PSAC believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. PSAC believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information assumes that PSAC’s Private Warrants will be classified as liabilities and PSAC’s Public Warrants will be classified as a component of equity upon completion of the Business Combination.

The Vendor Trust contains interests held by vendors related to approximately $25 million of purchase orders for goods and services not yet provided. Management is currently evaluating with its suppliers and contractors whether these interests will be settled with PSAC equity. Due the uncertainly resulting from the ongoing negotiations, no adjustment has been made in the pro forma financial statements.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of PSAC and FF.

NOTE 2 — ACCOUNTING POLICIES AND RECLASSIFICATIONS

Upon consummation of the Business Combination, management will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company. Based on its initial analysis, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align PSAC’s financial statement presentation with that of FF.

NOTE 3 — ADJUSTMENTS TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). PSAC has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. FF and PSAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented. The Company has not reflected the income tax benefit in the pro forma statement of operations, as the Company does not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

The unaudited pro forma condensed combined financial statements do not reflect pro forma adjustments related to the recognition of the Earnout Shares because there is no net impact on stockholders’ equity on a pro forma combined basis.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of FF’s shares outstanding, assuming the Business Combination and related transactions occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(A)	Reflects the reclassification of $229.8 million held in PSAC’s trust account to cash and cash equivalents.

(B)	Reflects the reduction in cash and PSAC’s additional-paid-in-capital in the amount of $0.2 million related to the redemption of 20,600 PSAC public stockholders.

(C)	Reflects the reclassification of PSAC’s common stock subject to possible redemption into permanent equity.

(D)	Reflects cash proceeds from the concurrent Private Placement in the amount of $761.4 million and corresponding offset to additional-paid-in-capital.

(E)	Reflects the repayment of $219.2 million of FF liabilities at the time of closing are comprised of the following:

●	related party notes payable of $37.3 million and related accrued interest of $10.5 million;

●	notes payable of $61.5 million (principal payment only);

●	accrued employee back payments of $16.4 million; and

●	vendor payments of $93.5 million, of which $70.5 million reduce accounts payable and $23.0 million reduce accrued expenses and other current liabilities.

(F)	Reflects the conversion of $614.6 million of FF liabilities into fully vested shares of PSAC common stock, the elimination of the unaccreted discount of approximately $1.6 million, the forgiveness of $1.9 million of vendor payables in trust, and the settlement of $33.3 million of vendor payables in trust with cash. The liabilities of FF as of March 31, 2021 which will convert to equity at the time of closing are comprised of the following:

●	related party notes payable of $257.2 million, net of approximately $0.4 million unaccreted discount which was expensed and recorded in accumulated deficit and the related accrued interest of $76.0 million;

●	notes payable of $158.1 million, net of $0.1 million of unaccreted discount which was expensed and recorded in accumulated deficit and the related accrued interest of $31.1 million;

●	vendor payables in trust of $90.0 million, net of (i) $1.0 million of unaccreted discount which was recorded in accumulated deficit, (ii) $1.9 million of payables forgiven after the balance sheet date and prior to the closing of the Business Combination (see 3II for additional details) of which $1.7 million was recorded in accumulated deficit and $0.2 million was recorded as a reduction of property and equipment, and (iii) $33.3 million of vendor payables in trust that will be settled in cash, as well as related accrued interest of $13.5 million; and

●	critical vendors of $2.3 million.

Using an exchange ratio of 0.14130, the $614.6 million of FF liabilities will convert into approximately 54.8 million PSAC shares upon the consummation of the Qualified SPAC Merger.

(G)	Reflects the conversion of the FF Preferred Stock into permanent equity in accordance with the Business Combination Agreement.

(H)	Reflects the elimination of PSAC’s retained earnings and FF’s par value of common shares upon consummation of the Business Combination.

(I)	Reflects an adjustment of $80.9 million to reduce cash and $6.9 million to reduced deferred offering costs for transaction costs expected to be incurred by PSAC and FF in relation to the Business Combination and Private Placement, including advisory, banking, printing, legal and accounting services. As part of the Business Combination, $24.8 million was expensed and recorded in accumulated deficit, and the remaining $63.0 million was determined to be equity issuance costs and offset to additional-paid-in-capital.

(J)	Reflects the settlement of $1.9 million of accrued offering cost incurred during the PSAC IPO due upon completion of the business combination.

(K)	Reflects the issuance of PSAC equity shares to Riverside for management fees.

(L)	Reflects the issuance of $16.1 million of fully vested equity awards issued to employees upon consummation of the Business Combination as compensation for prior service.

(M)	Reflects a loss on extinguishment of related party notes payable, notes payable and vendor payables in trust, net as a result of certain notes payable and vendor payables settled with PSAC common stock as part of the Business Combination (see tickmark F for the details of the settlement of debt). The settlement of these payables including accrued and unpaid interest was treated as an extinguishment that resulted in a loss because the fair value of the PSAC common stock issued to extinguish the debt exceeded the carrying value of the payables. The loss was calculated using the fair value of the PSAC common stock, which was estimated using the July 16, 2021 closing stock price of $13.26. The loss on extinguishment is reflected as an increase to accumulated deficit and APIC. A 15% increase or decrease in the stock price would change the loss on extinguishment by $33.9 million. The actual loss on extinguishment recorded as of the closing of the Business Combination will be based on the closing stock price as of the closing date.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 are as follows:

(AA)	Elimination of interest income and unrealized gain on the Trust Account.

(BB)	Elimination of interest expense which is comprised of ‘third party’ interest expense relating to notes payable and the vendor trust, ‘debt issuance costs’ recorded in interest expense, and related party interest expense on FF liabilities converted to PSAC shares or paid down with cash at the closing of the Business Combination.

         The remaining interest expense in the Unaudited Pro Forma Condensed Combined Financial Information relates to notes payable that will remain outstanding, capital lease interest, and interest related to accounts payable invoices.

For the Three Months Ended March 31, 2021
Third Party Interest Expense	$13,397
Related Party Interest Expense	7,903
Debt Issuance Costs Recorded in Interest Expense	925
For the Year Ended December 31, 2021
Third Party Interest Expense	$23,482
Related Party Interest Expense	38,625
Debt Issuance Costs Recorded in Interest Expense	4,562

(CC)	Reflects the estimated transaction costs of $24.8 million as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(DD)	The net effect of all adjustments impacting the pro forma statement of operations results in a reduction of the income tax benefit of approximately $6.4 million for the year ended December 31, 2020 and $12.4 million for the three months ended March 31, 2021 based on the application of the blended statutory tax rate of 25%. However, the Company has not reflected the income tax benefit in the pro forma statement of operations, as the Company does not believe that the income tax benefit is realizable and records a full valuation allowance against all deferred tax assets.

(EE)	Reflects the expense of $6.9 million related to the issuance of new equity awards related to Riverside management fees. 690,000 Class A shares of PSAC were issued to Riverside in exchange for services as financial partner and advisor to PSAC at $10/share. This is a non-recurring item.

(FF)	Reflects the expense of $16.1 million related to the issuance of new equity awards granted to employees upon consummation of the Business Combination. The new equity awards are fully vested and are intended to compensate employees for temporary reductions in salary that occurred prior to the Business Combination. The $16.1 million amount will convert at $10/share into Class A shares of PSAC resulting in the issuance of 1.61 million shares. This is a non-recurring item.

(GG)	Elimination of change in fair value measurement of related party notes payable and notes payable.

(HH)	Elimination of change in fair value measurement of The9 Conditional Obligation.

(II)	Reflects the following adjustments to gain (loss) on extinguishment of related party notes payable, notes payable and vendor payables in trust, net:

•	Elimination of historical gain on extinguishment of $2.1 million of related party notes payable, notes payable and vendor payables in trust, net;

•	An adjustment to recognize a gain on extinguishment related to vendor payables in trust of $1.7 million that were forgiven after the balance sheet date but prior to the Business Combination. Since this $1.7 million of vendor trust payables were forgiven, these vendor trust payables will not be converted to shares and instead will be recognized as a gain.

It is noted that there was a total of $1.9 million of vendor trust payables that were forgiven with $0.2 million being recorded as a reduction of property and equipment, net (see 3F); and

•	Reflects a loss on extinguishment of related party notes payable, notes payable and vendor payables in trust, net in the amount of $55.6 million as a result of certain notes payable and vendor payables, including accrued and unpaid interest being extinguished with PSAC common stock as part of the Business Combination (See 3M).

(JJ)	Elimination of change in foreign currency loss related to related party notes payable, notes payable, and vendor payables in trust from other expense.

NOTE 4 — EARNINGS PER SHARE

Represents the net earnings per share calculated under the two-class method using the historical weighted average outstanding shares and the issuance of additional shares in connection with the Business Combination and Private Placement, assuming the shares were outstanding since January l, 2020. The Company used the two-class method to compute net income per common share, because it had issued multiple classes of common stock. The two-class method requires earnings for the period to be allocated between multiple classes of common stock based upon their respective rights to receive distributed and undistributed earnings. As the Business Combination and Private Placement are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination and Private Placement have been outstanding for the entire period presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared for the three months ended March 31, 2021:

	(in thousands, except share data)
	Class A Shares	Class B Shares
Stockholders
Numerator
Net loss (in thousands)	$(22,055)	$(5,422)

Denominator(1)
Former FF stakeholders	153,954,009	64,000,588
Private Shares(3)	6,618,943	—
Riverside Management Group (RMG) Fee(2)	690,000	—
PSAC public stockholders	22,956,968	—
Third party investors in PIPE Investment	76,140,000	—
Total shares of FF common stock outstanding at closing of the Transaction	260,359,920	64,000,588

Net loss per share
Basic and diluted	$(0.08)	$(0.08)

The unaudited pro forma condensed combined financial information has been prepared for the year ended December 31, 2020:

	(in thousands, except share and per share data)
	Class A Shares	Class B Shares
Stockholders
Numerator
Net loss (in thousands)	$(142,730)	$(35,085)

Denominator(1)
Former FF stakeholders	153,954,009	64,000,588
Private Shares(3)	6,618,943	—
Riverside Management Group (RMG) Fee(2)	690,000	—
PSAC public stockholders	22,956,968	—
Third party investors in PIPE Investment	76,140,000	—
Total shares of FF common stock outstanding at closing of the Transaction	260,359,920	64,000,588

Net loss per share
Basic and diluted	$(0.55)	$(0.55)

(1)	Due to the uncertain timing of the Earnout Triggering Events, the denominator excludes the effect of the Earnout Shares
(2)	Equity issued to RMG in exchange for services as financial partner and advisor to PSAC but excludes the shares being issued to RMG of which an equal amount of shares of the Sponsor are being forfeited.
(3)	PSAC equity known as the Founder’s Shares and the private units, which include Representative Shares and Private Placement Units issued by PSAC.

PSAC currently has 23,572,119 warrants as of March 31, 2021 and December 31, 2020. Each warrant entitles the holder to purchase one share of common stock at $11.50 per one share. These warrants are not exercisable until 30 days after the closing of the Business Combination. As the combined company is in a loss position in 2021 and 2020, any shares issued upon exercise of these warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.

FF currently has 2,437,454 warrants as of March 31, 2021 and 1,930,147 warrants as of December 31, 2020. Each warrant entitles the holder to purchase one share of common stock at $2.72 per one share. As the combined company is in a loss position in 2021 and 2020, any shares issued upon exercise of these warrants would have an anti-dilutive effect on earnings per share and, therefore, have not been considered in the calculation of pro forma net loss per common share.